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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  April 27, 2001



                             IMPERIAL SUGAR COMPANY
             (Exact name of registrant as specified in its charter)



          TEXAS                       1-10307               74-0704500
(State or other jurisdiction  (Commission File Number)     (IRS Employer
     of incorporation)                                   Identification No.)



                       ONE IMPERIAL SQUARE
                           P. O. BOX 9
                        SUGAR LAND, TEXAS                77487
             (Address of principal executive offices)  (Zip Code)



      Registrant's telephone number, including area code:  (281) 491-9181
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ITEM 5.      OTHER EVENTS.

     On April 27, 2001, Imperial Sugar Company completed the sale of the nutritional products portion of its foodservice segment to Hormel Foods Corporation for $65 million cash, subject to certain post-closing adjustments. The Company expects to record a gain before income taxes of approximately $2.5 million on the sale and to apply approximately $51 million of the net after-tax proceeds to permanently reduce debt. The nutritional product lines, which are sold primarily to hospitals and nursing homes, represented approximately $50 million and $29 million of net sales in fiscal 2000 and the six months ended March 31, 2001, respectively.

On April 30, 2001, the Company issued a press release in respect of the foregoing. A copy of the press release is attached hereto as an exhibit and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

  (c)  Exhibits

       99.1     Press Release dated April 30, 2001.
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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      IMPERIAL SUGAR COMPANY


Date:  May 11, 2001           By:  /s/ Mark Q. Huggins
                                   ----------------------------
                                   Name:  Mark Q. Huggins
                                   Its:   Managing Director and
                                          Chief Financial Officer